Exhibit 99.1

FOR IMMEDIATE RELEASE

Evolution Metals & Technologies Enters into Strategic Equipment Purchase Agreements with ULVAC to Scale Annual Rare Earth Magnet Capacity to 10,000 Tons, Including 6,000 Tons of High-Performance Sintered Magnets

Binding purchase order for thirteen world-class ULVAC sintered magnet machines, with expedited delivery and installation by November 2026; Deal leverages EM&T and ULVAC’s strategic relationship to solidify EM&T’s position as the world’s largest producer of rare earth magnets outside of China

MIAMI, FL, May 14, 2026 (GLOBE NEWSWIRE) – Evolution Metals & Technologies Corp. (“EM&T”, Nasdaq: EMAT), a mid-and-down-stream critical and strategic metals producer, has entered into binding purchase orders (the “Purchase Orders”) with ULVAC Korea, Ltd., a subsidiary of ULVAC, Inc. (“ULVAC”), the world’s leading manufacturer of rare earth sintered magnet production machinery, to purchase thirteen high-performance rare earth sintered magnet making machines. The scheduled delivery and installation of all thirteen machines in November 2026 is intended to expand EM&T’s current annual rare earth magnet production capacity to 10,000 metric tons per annum, including 6,000 metric tons per annum of high-performance sintered magnets.

This transaction represents a significant milestone in EM&T’s growth in building a secure supply chain for high-performance rare earth permanent magnets. Upon integrating this latest equipment into EM&T’s existing production line, which is planned for November 2026, EM&T believes it will be positioned to be one of the leading producers of rare earth magnets outside of China.

Frank Moon, Chief Executive Officer of EM&T, commented:

“The partnership with ULVAC is the most consequential commercial landmark in EM&T’s history. The thirteen ULVAC machines are representative of the global standard for production of high-performance sintered rare earth magnets, and securing delivery by November 2026 — a timeline that would normally require 24 months post ULVAC’s deep due diligence — reflects the deep, long-standing trust and partnership EM&T’s management and engineers have built with ULVAC over many years.

“We are not simply buying machines. We are deploying the most advanced sintered magnet manufacturing infrastructure.

“And we are doing it on a timeline that puts us years ahead of our known market peers in delivering high-performance rare earth magnets to market at commercial scale.

“Almost every human interacts with a magnet every day, spanning automotive, defense, health, guidance, etc. The demand for what we are building is urgent, real, and growing every day.

“We believe that by increasing our existing magnet production to 10,000 tons per year, EM&T will be positioned to supply at scale ex-China manufacturers, including U.S. defense contractors who are required to buy American by January 2027. We believe this is what being years ahead of building, planning, executing and operating look like in practice.”

About ULVAC, Inc.

ULVAC, Inc. (www.ulvac.co.jp/en) is a Japanese multinational corporation founded in 1952 and headquartered in Kanagawa, Japan. It is the world’s leading systems and solutions provider and manufacturer of vacuum equipment to produce rare earth permanent magnets, advanced electronic devices, semiconductors, displays, automotive, and pharmaceuticals.

In the rare earth magnet industry specifically, ULVAC is universally recognized as the global standard-setter for sintered NdFeB magnet production technology. ULVAC’s reputation on Rare Earth alloy/magnet manufacturing equipment is unparalleled and ULVAC is regarded as state of the art throughout the industry.

ULVAC’s sintered magnet production systems — including its vacuum sintering furnaces, strip casting systems, hydrogen decrepitation units, and jet milling equipment — are the machines used by the world’s leading rare earth magnet manufacturers to produce the highest-grade, highest-performance sintered NdFeB magnets available commercially. ULVAC’s equipment is the manufacturing backbone of the global rare earth magnet industry, enabling the production of the Grade N52 and higher-performance magnets required for EV traction motors, direct-drive wind turbines, aerospace actuation systems, and advanced defense applications.

ULVAC’s technology is characterized by its precision process control, reproducibility at commercial scale, and the ability to achieve the grain boundary diffusion and microstructural uniformity required for the highest energy product magnets. Acquiring ULVAC sintered magnet production systems is a prerequisite for any company seeking to produce world-class, application-grade sintered rare earth magnets. EM&T believes that ULVAC’s allocation of thirteen production systems to EM&T on an expedited basis is therefore not merely a commercial transaction — it is a technology certification of EM&T’s capability and readiness to produce at the highest level of magnet manufacturing excellence.

Validation of EM&T’s Strategic Position

EM&T believes that the binding Purchase Order with ULVAC represents powerful external validation of EM&T’s technological leadership, commercial credibility, and strategic positioning in the global rare earth magnet supply chain. Management believes the following factors demonstrate that EM&T is years ahead of any known peer in delivering high-performance rare earth magnets outside China at large commercial scale:

●	Typical 24-Month Delivery Compressed to Months. The standard delivery timeline for ULVAC sintered magnet production machines is more than 24 months from order placement. EM&T’s binding Purchase Order contemplates delivery of all thirteen machines by November 2026 — an extraordinary compression of the normal lead time that EM&T believes reflects the unique depth and longevity of the relationship between EM&T and ULVAC’s leadership, as well as EM&T’s recognized status as a premier commercial partner and end-user of ULVAC technology.

●	EM&T believes that ULVAC’s Endorsement Validates EM&T’s Operational Credibility. ULVAC, Inc. is a preeminent manufacturer of rare earth sintered magnet production systems. ULVAC does not allocate its most advanced machinery to customers it does not regard as technically qualified, commercially serious, and operationally capable. EM&T believes that the fact that ULVAC has committed to this expedited, binding delivery schedule for thirteen of its premier sintered magnet machines is itself a powerful endorsement of EM&T’s manufacturing capability, management team quality, and commercial standing.

●	Production Scale. Upon delivery and commissioning of the thirteen ULVAC machines, EM&T projects annual production capacity of approximately 10,000 metric tons of rare earth magnets, including 6,000 metric tons of high-performance rare earth magnets. Management believes this will continue to position EM&T to be the largest producer of rare earth magnets outside of China by a significant margin, aiming to establish a dominant ex-China market position.

●	Vertically Integrated Supply Chain Covering the Full Value Chain. EM&T plans to build what it believes is the only known vertically stacked critical materials supply chain in the Western Hemisphere, spanning from end-of-life electronics and battery recycling, and processing of high grade concentrates, through rare earth oxide processing, NdPr metal and alloy production, bonded magnet manufacturing, and now, with this Purchase Order, significantly increased large-scale high-performance sintered magnet production. EM&T believes that this vertical integration from recycled feedstock to finished high-performance magnet is unique in the Western world and can create supply chain security and quality control that no competitor relying on Chinese feedstock or intermediate processing can match.

●	Years of Lead Time Advantage Over Any Known Peer. EM&T believes that the combination of EM&T’s existing commercial-scale operations, its proprietary vertical supply chain, the November 2026 ULVAC machine delivery, and the 36-month lead time, which includes a year of validation of the buyer, that any new entrant would face from order placement means that EM&T’s competitive moat is measurable in years, not months.

●	U.S. National Security. The U.S. government has designated rare earth permanent magnets, including NdFeB sintered magnets, as critical national security materials. China’s April 2025 export controls on rare earth magnet materials created immediate supply chain disruptions across U.S. defense, automotive, and advanced technology sectors. EM&T believes that the November 2026 production scale-up aims to directly address this national security imperative and positions EM&T as a cornerstone supplier for U.S. government and allied industrial programs. In January 2027, the U.S. Department of War policy begins of U.S. defense contractors only being able to buy American.

EM&T’s ULVAC Purchase Order Equipment List:

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. is a U.S. based critical materials and advanced manufacturing company listed on Nasdaq (EMAT). EMAT is focused on building a secure supply chain for rare earth permanent magnets, battery materials, and related critical technologies, leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships. EM&T operates what it believes is the only known vertically stacked critical materials supply chain spanning from end-of-life electronics and batteries, as well as high-grade concentrates, through the manufacture of finished rare earth magnets, including high-performance rare earth magnets, and battery materials.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding EMAT’s plans, objectives, expectations, projections, strategies, anticipated production capacity, expansion plans, machine delivery timelines, competitive positioning, and commercial operations. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to statements regarding future business strategy, production capacity, plans and goals, competitive strengths, and expansion and growth of our business. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should,” “believes,” “positioned,” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those risks include risks related to changes in our operations; uncertainties concerning estimates and projections; industry-related risks; the commercial success of, and risks related to, our development activities; uncertainties and risks related to our reliance on contractors, equipment suppliers, and consultants; and risks related to machine delivery schedules, commissioning timelines, and production ramp-up. . Those statements include statements regarding the intent, belief, or current expectations of EMAT and its management, as well as the assumptions on which such statements are based. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated, or intended. . While these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this press release, those results, performance, or achievements may not be indicative of results, performance, or achievements in later periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments unless required by law. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including risks related to execution, financing, regulatory approvals, equipment delivery, and market conditions. Additional information concerning these and other factors that may impact EMAT’s expectations and projections can be found in filings it makes with the SEC, including the Annual Report on Form 10-K of EMAT filed with the SEC on February 20, 2026, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EMAT. SEC filings are available on the SEC’s website at www.sec.gov.

Investor Relations Contact:

Judith McGarry

Evolution Metals & Technologies Corp.

investor.relations@evolution-metals.com

Arx Investor Relations

North American Equities Desk

EMAT@arxhq.com

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